UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 19, 2014

VII Peaks Co-Optivist Income BDC II, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-54615	45-2918121
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

100 Pine Street, Suite 500 San Francisco, California	94111
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (855) 889-1778

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On May 19, 2014, Gino Malaspina, the Chief Compliance Officer of VII Peaks Co-Optivist Income BDC II, Inc. (the “Company”), tendered his resignation. Mr. Malaspina’s resignation is effective May 19, 2014.

(c)            May 19, 2014, the Board of Directors appointed Emily Silva as the Chief Compliance Officer for the Company. Ms. Silva’s appointment is effective May 19, 2014. Ms. Silva and Mr. Malaspina are associated with Cipperman Compliance Services, and the change in Chief Compliance Officers was suggested by Cipperman and approved by the Board.

Section 8 – Other Events

Item 8.01 Other Events.

Repayment of Receivable of Prior Manager

On May 2014, VII Peaks Capital, LLC (“VII Peaks”) paid the Company $150,000 to reduce the balance due under a receivable which VII Peaks assumed when it became the Company’s investment adviser on August 20, 2013. The receivable was originally owed by the Company’s prior investment adviser, VII Peaks-KBR BDC Advisor II, LLC (the “Prior Adviser”), and resulted from amounts which the Prior Adviser agreed to pay the Company under an expense reimbursement agreement. The balance of the receivable was $1.354 million at December 31, 2013 and $1.337 million at March 31, 2014.

On May 19, 2014, the Board of Directors agreed to repurchase 22,333.33 shares of common stock owned by VII Peaks for their net asset value. The proceeds will be applied to reduce receivable assumed by VII Peaks from the Prior Adviser. Consummation of the purchase is contingent on approval by the SEC of the repurchase under Rule 23c-1 under the Investment Company Act of 1940.

In addition to the payments described above, VII Peaks has agreed to repay the balance of the receivable by payments of $100,000 on or before June 1, 2014, $250,000 on or before June 30, 3014, $250,000 on or before September 30, 2014 and any balance on or before December 31, 2014.

Declaration of Distributions

On May 19, 2014, the Board of Directors of the Company declared six semi-monthly distributions of $0.031084 per share each (an annualized distribution rate of 7.35% for shareholders who invested at an offering price of $10.15 per share, and an annualized distribution rate of 7.46% for shareholders with an investment price of $10.00 per share) to stockholders of record on May 29, 2014, payable June 16, 2014, stockholders of record on June 13, 2014, payable June 30, 2014, stockholders of record June 27, 2014, payable July 11, 2014, stockholders of record on July 14, 2014, payable July 31, 2014, stockholders of record on July 30, 2014, payable August 15, 2014 and stockholders of record on August 14, 2014, payable on August 29, 2014.

In Form 8-K’s filed on November 21, 2013 and February 26, 2014 announcing prior distributions declared by the Board of Directors, the Company erroneously used the term “annualized yield” where the correct terminology should have been “annualized distribution rate,” since some portion of the distributions constituted a return of capital.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VII Peaks Co-Optivist Income BDC II, Inc.

May 21, 2014	By:	/s/ Gurpreet S. Chandhoke
Gurpreet S. Chandhoke
Chairman of the Board of Directors, Chief Executive Officer and President